Exhibit (21)

KIMBERLY-CLARK CORPORATION

CONSOLIDATED SUBSIDIARIES

The following list includes certain companies that were owned directly or indirectly by Kimberly-Clark Corporation, a Delaware corporation, Dallas, Texas, as of December 31, 2007. The place of incorporation or organization is next to the name of the company.

Consolidated Subsidiaries

1194127 Ontario Inc., Ontario, Canada

* 700 Tchoupitoulas LLC (Arts Hotel), Louisiana

Abdelia Comercial Ltda., Brazil

* Arabian Medical Products Manufacturing Company, Saudi Arabia

Avent, Inc., Delaware

Avent de Honduras, S.A. de C.V., Honduras

Avent Holdings, LLC, Delaware

Avent, S. de R.L., Mexico

Avent Slovakia, Inc., Delaware

Avent Slovakia s.r.o., Slovakia

Bacraft S.A. Indústria de Papel, Brazil

* Badgers LLC, Delaware

* Badgers II LLC, Delaware

Ballard Medical Products, Utah

Ballard Medical Products (Canada) Inc., Ontario, Canada

Balmoral Participações Ltda., Brazil

Beco, Inc., Wisconsin

* Bonster, S.A., Luxembourg

* Carriage LP, South Carolina

* Central High Apartments LLC, Indiana

* City Hall Square LLC, Wisconsin

* Colombiana Kimberly Colpapel S.A., Colombia

Delaware Overseas Finance, Inc., Delaware

Durafab, Inc., Texas

Excell Paper Sales Co., Pennsylvania

Excell Paper Sales LLC, Delaware

Fisbra Indústria e Comércio de Produtos Higiênicos Ltda., Brazil

Gerinconfort Indústria e Comercio de Produtos Higienicos Ltd., Brazil

* H-K Overseas Holland B.V., Netherlands

Hakle Kimberly Deutschland GmbH, Germany

Hakle Kimberly Papiervertriebs GmbH, Austria

Hercules Global Investments, Cayman Islands

* Hogla Kimberly Limited, Israel

* Hogla Kimberly Marketing Limited, Israel

Hopewell International Insurance Ltd. (Inactive), Bermuda

Housing Horizons, LLC, Texas

* Humble AP Partners LP, Texas

* Humble CM Partners LP, Texas

* Humble RI Partners LP, Texas

Industrial Helvetia S.A., Chile

Industrial Mimosa S.A., Uruguay

* Janesville School Apartments LLC, Wisconsin

K-C Advertising, Inc., Delaware

* K-C Antioquia Global Ltda., Colombia

K-C Equipment Finance L.P., United Kingdom

K-C Financial Services Investment Company, Delaware

K-C Guernsey I Ltd., Isle of Guernsey

K-C Guernsey II Ltd., Isle of Guernsey

K-C Investment Partnership, Ontario, Canada

K-C Nevada, Inc., Nevada

K-C Worldwide, LLC, Delaware

Kalayaan Land Corporation, Philippines

KC Tower Corporation, Delaware

KCA Retirement Fund Pty. Limited, Australia

KCC Comercial Ltda., Sao Paulo, Brazil

KCK Tissue, Argentina

* K.C.S.A. Holdings (Proprietary) Limited, South Africa

* Kimberly Bolivia S.A., Bolivia

Kimberly-Clark (Barbados) Holding Ltd., Barbados

Kimberly-Clark (Cyprus) Ltd., Cyprus

Kimberly-Clark (Hong Kong) Ltd., Hong Kong

Kimberly-Clark (Kft) Trading Limited Liability Company, Hungary

Kimberly-Clark (Trinidad) Limited, Trinidad and Tobago

Kimberly-Clark Argentina S.A., Argentina

Kimberly-Clark Argentina Holdings S.A., Argentina

Kimberly-Clark Asia Holdings Pte. Ltd., Singapore

Kimberly-Clark Asia Pacific Pte. Ltd., Singapore

Kimberly-Clark Australia Consolidated Holdings Pty. Limited, Australia

Kimberly-Clark Australia Holdings Pty. Limited, Australia

Kimberly-Clark Australia Pty. Limited, Australia

Kimberly-Clark B.V., Netherlands

Kimberly-Clark Bahrain Holding Company S.P. C., Bahrain

Kimberly-Clark Brasil Holdings Limitada, Brazil

Kimberly-Clark Brasil Indústria e Comércio de Produtos de Hygiene Ltda., Brazil

Kimberly-Clark Canada Holdings, Inc., Ontario, Canada

Kimberly-Clark Canada Inc., Ontario, Canada

Kimberly-Clark Canada Inc. Kanadischen Rechts & Company KG, Germany

Kimberly-Clark Canada International Holdings, Inc., Ontario Canada

Kimberly-Clark Canada Services Corporation, Ontario, Canada

Kimberly-Clark Canada U.K. Holding Limited, Ontario, Canada

Kimberly-Clark Cayman Islands Company, Cayman Islands

Kimberly-Clark Cayman Islands Finance Company, Cayman Islands

Kimberly-Clark Cayman Islands Holding Company, Cayman Islands

* Kimberly-Clark Central American Holdings, S.A., Panama

* Kimberly-Clark Chile S.A., Chile

Kimberly-Clark Colombia Limitada, Colombia

* Kimberly-Clark Costa Rica S.A., Costa Rica

Kimberly-Clark de Centro America, S.A., El Salvador

Kimberly-Clark Denmark Holdings ApS, Denmark

Kimberly-Clark do Brasil Limitada, Brazil

Kimberly-Clark Dominican Republic S.A., Dominican Republic

Kimberly-Clark Dominicana, S.A., Dominican Republic

Kimberly-Clark Dutch Holdings B.V., Netherlands

Kimberly-Clark Ecuador, S.A., Ecuador

Kimberly-Clark Europe Limited, United Kingdom

Kimberly-Clark European Investment B.V., Netherlands

Kimberly-Clark European Services Limited, United Kingdom

Kimberly-Clark Far East Pte. Limited, Singapore

Kimberly-Clark Finance Ltd., United Kingdom

Kimberly-Clark Financial Services, Inc., Tennessee

Kimberly-Clark Forestal S.A., Spain

Kimberly-Clark Foundation, Inc., Wisconsin

Kimberly-Clark France Operations, France

Kimberly-Clark Global Finance Ltd., Bermuda

Kimberly-Clark Global Partnership, L.P., Texas

Kimberly-Clark Global Sales, LLC, Delaware

Kimberly-Clark GmbH, Switzerland

Kimberly-Clark Health Care Inc., Delaware

Kimberly-Clark Hellas EPE, Greece

Kimberly-Clark Holding e Representações do Brasil Ltda., Brazil

Kimberly-Clark Holdings Limited, United Kingdom

Kimberly-Clark Holland Holdings B.V., Netherlands

Kimberly-Clark Hygiene Products Private Ltd., India

Kimberly-Clark Inc., Ontario, Canada

Kimberly-Clark Innovation Corporation, Korea

Kimberly-Clark Integrated Services Corporation, Delaware

Kimberly-Clark International Services Corporation, Delaware

Kimberly-Clark International, S.A., Panama

Kimberly-Clark Irish Finance Corporation Ltd., United Kingdom

Kimberly-Clark Kenko Indústria e Comércio Ltda., Sao Paulo, Brazil

Kimberly-Clark Latin America, Inc., Delaware

Kimberly-Clark Latin America Inc. y Cia, S.C., Spain

Kimberly-Clark Latin America Investments, Inc., Delaware

Kimberly-Clark Lda., Portugal

Kimberly-Clark Limited, United Kingdom

Kimberly-Clark Luxembourg S.a.r.l., Luxembourg

Kimberly-Clark Luxembourg Finance S.a.r.l., Luxembourg

Kimberly-Clark Luxembourg Holdings S.a.r.l., Luxembourg

* Kimberly-Clark Malta Holding Co. Ltd., Malta

* Kimberly-Clark Malta Investment Company Limited, Malta

Kimberly-Clark Manufacturing (Thailand) Limited, Thailand

Kimberly-Clark Mediterranean Finance Company Ltd., Malta

Kimberly-Clark N.V., Belgium

Kimberly-Clark Netherlands Holdings B.V., Netherlands

Kimberly-Clark North Asia Co., Ltd, South Korea

Kimberly-Clark OOO, Russia

Kimberly-Clark Pacific Finance Company, Cayman Islands

Kimberly-Clark Pacific Holdings Pty Limited, Australia

Kimberly-Clark Paper (Guangzhou) Company Limited, People’s Republic of China

Kimberly-Clark Paper (Shanghai) Company Limited, People’s Republic of China

Kimberly-Clark Paraguay S.A., Paraguay

Kimberly-Clark Patriot Holdings, Inc., Cayman Islands

Kimberly-Clark Pennsylvania, LLC, Delaware

Kimberly-Clark Pension Trusts Ltd., United Kingdom

Kimberly-Clark Personal Hygienic Products (Nanjing) Co. Ltd., People’s Republic of China

Kimberly-Clark Personal Hygienic Products Company Limited, Beijing, People’s Republic of China

* Kimberly-Clark Peru S.R.L., Peru

Kimberly-Clark Philippines Inc., Philippines

Kimberly-Clark Philippines Holdings, Inc., Philippines

Kimberly-Clark Products (Malaysia) Sdn. Bdh., Malaysia

Kimberly-Clark Produtos Para Saúde Limitada, Brazil

Kimberly-Clark Puerto Rico, Inc., Delaware

Kimberly-Clark S.A., Poland

Kimberly-Clark S.L., Spain

Kimberly-Clark S.N.C., France

Kimberly-Clark S.p.A., Italy

Kimberly-Clark s.r.l., Italy

Kimberly-Clark s.r.o., Czech Republic

Kimberly-Clark Sales Corporation B.V., Netherlands

Kimberly-Clark Scandinavia ApS, Denmark

Kimberly-Clark Services—Argentina, S.A., Argentina

Kimberly-Clark Services Asia-Pacific, Australia

Kimberly-Clark Services, Inc., Delaware

Kimberly-Clark Singapore Pte. Ltd., Singapore

Kimberly-Clark Singapore Finance Ltd., Singapore

* Kimberly-Clark of South Africa (Pty.) Limited, South Africa

* Kimberly-Clark Southern Africa (Holdings) (Pty) Ltd., South Africa

Kimberly-Clark Sp. z.o.o., Poland

Kimberly-Clark SUD, S.p.A., Italy

Kimberly-Clark Taiwan, Cayman Islands

Kimberly-Clark Thailand Limited, Thailand

Kimberly-Clark Tissue do Brasil Limitada, Brazil

Kimberly-Clark Trading (Malaysia) Sdn. Bdh., Malaysia

Kimberly-Clark Treasury Asia-Pacific, Australia

Kimberly-Clark Tuketim Mallari Sanayi Ve Ticaret Anonim Sirketi, Turkey

Kimberly-Clark U.K. Operations Limited, United Kingdom

Kimberly-Clark Ukraine LLC, Ukraine

* Kimberly-Clark Venezuela, C.A., Venezuela

Kimberly-Clark Ventures, LLC, Delaware

Kimberly-Clark Vietnam Co., Ltd., Vietnam

Kimberly-Clark West Indies Finance Company, Cayman Islands

Kimberly-Clark Worldwide Australia Holdings Pty. Limited, Australia

Kimberly-Clark Worldwide, Inc., Delaware

KIMNICA, S.A., Nicaragua

KS&J Indústria e Comercio Ltda., Brazil

La Ada de Acuna, S.R.L., Mexico

* Lafayette-Lahr LLC, Indiana

* LaSalle Apartments LLC, Wisconsin

* LeClaire Apartments LLC, Wisconsin

* Main Lake Apartments LLC, Wisconsin

* Manlak Investments (Pty.) Limited, South Africa

Marsbaum Participaçóes Ltda., Brazil

MFS Holdings, LLC, Delaware

Microcuff GmbH, Germany

Mimo Brasil Limitada, Brazil

Mimo Uruguay S.A., Uruguay

* Mineral Point School Apartments, Wisconsin

Minnetonka Limitada, Brazil

Minnetonka Overseas Investments Limited, Cayman Islands

* Molett Marketing Limited, Israel

* National Terminal Apartments LLC, Ohio

* New Glarus School Apartments LLC, Wisconsin

Nueva Arizona, S.A., Argentina

* Olayan Kimberly-Clark (Bahrain) W.L.L., Bahrain

* Olayan Kimberly-Clark Arabia Company, Saudi Arabia

Papeles Absorbentes, S.A., Guatemala

* Papeles del Cauca S.A., Colombia

PLS Holdings, LLC, Delaware

P.T. Kimberly-Clark Indonesia, Indonesia

*Providence Leasing LLC, Delaware

Ridgeway Insurance Company Limited, Bermuda

Ropers LLC, Delaware

Ropers II LLC, Delaware

Safeskin (B.V.I.) Limited, British Virgin Islands

Safeskin Corporation (Malaysia) Sdn. Bhd., Malaysia

Safeskin Corporation (Thailand) Limited, Thailand

Safeskin Industries (Thailand) Limited, Thailand

Safeskin Latex (Thailand) Limited, Thailand

Safeskin Medical & Scientific (Thailand) Limited, Thailand

Scott CB Holding Company, Delaware

Scott S.A., France

Scott Executive Pension Trustees Limited, United Kingdom

Scott Paper Co. Honduras S.A. de C.V., Honduras

Scott Paper Eastern China Inc., Delaware

S-K Corporation, Taiwan

* Stephenson Mill Associates LLC, Wisconsin

Syzygy, Inc., Delaware

Taiwan Scott Paper Corporation, Taiwan

* Tecnosur S.A., Colombia

Texans LLC, Delaware

Texans II LLC, Delaware

Texas Company Building, LP

Three Rivers Timber Company, Washington

Tiscorp, L.P., United Kingdom

* YuHan-Kimberly, Limited, Korea

*	Indicates a company that is not wholly owned directly or indirectly by the Corporation.